Exhibit 23.2
Exelon Corporation
Form 11-K File No. 1-16169

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-215114) of Exelon Corporation of our report dated June 29, 2018, relating to the financial statements of the Pepco Holdings, LLC Retirement Savings, which appears on this Form 11-K.

/s/ WASHINGTON, PITTMAN & McKEEVER, LLC
Chicago, Illinois
December 19, 2018